Exhibit 10.55

FIRST AMENDMENT

TO

STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of August 26, 2011 (this “First Amendment”), is entered into by and between PositiveID Corporation, a Delaware corporation (the “Company”) and Ironridge Global Technology, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company ("Purchaser").

Recitals

WHEREAS, on July 27, 2011, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Purchaser under which Purchaser is committed to purchase for cash up to $4 million in shares of the Company’s redeemable, convertible Series G Preferred Stock (the “Series G Preferred Stock”) at $1,000 per share of Series G Preferred Stock in ten transactions of $400,000 each and up to $5.75 million in shares of the Company’s common stock at a price per share equal to 102% of the per share closing bid price of the Company’s common stock as reported on the NASDAQ Capital Market on the trading day immediately before the date the Company delivers notice to purchase shares of Series G Preferred Stock.

WHEREAS, the parties have agreed to amend the Purchase Agreement in accordance with the terms of this First Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.

Amendment.

a.

Section VI.B of the Purchase Agreement shall be amended in its entirety and replaced with the following:

B.

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment or waiver, by Company and Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

b.

Section VI.C of the Purchase Agreement shall be amended in its entirety and replaced with the following:

C.

Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, which consent will not be unreasonably withheld.

2.

Effect on Agreement; Capitalized Terms.  Except as set forth in this First Amendment, the terms and provisions of the Purchase Agreement are hereby confirmed and  ratified in all respects and shall remain in full force and effect.  This First Amendment shall be governed by the provisions of the Purchase Agreement, as amended by this First Amendment, which provisions are incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

3.

Counterparts; Execution by Electronic Delivery.  This First Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

 [Signatures on Following Page.]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives as of the day and year first above written above.

POSITIVEID CORPORATION

By: /s/ William J. Caragol

Name:  William J. Caragol

Title: Chief Executive Officer

IRONRIDGE GLOBAL TECHNOLOGY, a division of

IRONRIDGE GLOBAL IV, LTD

By: /s/ Peter Cooper

Name: Peter Cooper

Title: Director